                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A


                        CURRENT REPORT AMENDMENT NO. 1


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                Date of Report
                       (Date of earliest event reported)
                                 March 7, 1997



                   TUBOSCOPE VETCO INTERNATIONAL CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                      0-18312             76-0252850
(State or other jurisdiction        (Commission          (IRS Employer
    of incorporation)               File Number)      Identification No.)


                 2835 Holmes Road, Houston, Texas        77051
             (Address of principal executive offices)  (Zip Code)


                                (713) 799-5100
             (Registrant's telephone number, including area code)
      -----------------------------------------------------------------
         (Former name or former address, if changed since last report)


                                                   Total Number of Pages: 19
                                                                         ----
                                           Exhibit Index Located at Page  18
                                                                         ----

                   INFORMATION TO BE INCLUDED IN THE REPORT

       The Registrant hereby amends the following items, financial statements and exhibits of its Form 8-K Report filed on March 19, 1997.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Fiber Glass Systems, Inc. and Subsidiary

             The financial statements of Fiber Glass Systems, Inc. and Subsidiary required to be filed pursuant to Item 7 of Form 8-K are attached hereto as Item 7(a).

         (b) Pro Forma Financial Information.

             The pro forma financial information required to be filed pursuant to Item 7 of Form 8-K is attached hereto as Item 7(b).

         (c) Exhibits.

         23.1 Consent of Ernst & Young LLP

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TUBOSCOPE VETCO INTERNATIONAL CORPORATION



Date: May 2, 1997             By:  /s/ JOSEPH C. WINKLER
                                 -----------------------------------------------
                                 Joseph C. Winkler
                                 Executive Vice President, Chief Financial
                                  Officer and Treasurer

                                                                       ITEM 7(a)


                        Report of Independent Auditors



Board of Directors
Fiber Glass Systems, Inc.

We have audited the accompanying consolidated balance sheet of Fiber Glass Systems, Inc. and Subsidiary as of December 27, 1996, and the related consolidated statements of income, stockholdersO equity, and cash flows for the year then ended. These financial statements are the responsibility of the CompanyOs management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fiber Glass Systems, Inc. and Subsidiary at December 27, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                         Ernst & Young LLP
San Antonio, Texas
February 11, 1997

                   Fiber Glass Systems, Inc. and Subsidiary

                          Consolidated Balance Sheet

                               December 27, 1996


ASSETS
Current assets:
 Cash and cash equivalents                                 $   965,093
 Accounts receivable                                         3,903,822
 Inventories:
  Finished goods                                             1,060,693
  Work in process                                              200,225
  Raw materials                                                407,408
                                                           -----------
 Total inventories                                           1,668,326
 Prepaid expenses and other current assets                     322,331
 Deferred tax assets                                            60,181
                                                           -----------
Total current assets                                         6,919,753

Property, plant, and equipment:
 Land and improvements                                         370,335
 Buildings and improvements                                    674,665
 Machinery and equipment                                     2,030,624
 Construction in process                                       667,580
                                                           -----------
                                                             3,743,204
 Less accumulated depreciation                                 680,741
                                                           -----------
Net property, plant, and equipment                           3,062,463

Goodwill, net of accumulated amortization of $379,079        6,808,941


Other assets                                                    95,703
                                                           -----------

Total assets                                               $16,886,860
                                                           ===========




LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                  $   713,032
 Accrued liabilities:
  Wages, salaries, and employee benefits               219,015
  Insurance and other                                  289,359
 Current portion of long-term debt                   1,250,000
                                                   -----------
Total current liabilities                            2,471,406

Long-term debt                                       4,250,000

Deferred tax liability                                 416,829

Stockholders' equity:
 Common stock, no par value; authorized
  1,000,000 shares, issued 58,722 shares             5,105,000
 Retained earnings                                   4,643,625
                                                   -----------
Total stockholders' equity                           9,748,625
                                                   -----------

Total liabilities and stockholders' equity         $16,886,860
                                                   ===========



See accompanying notes.

                   Fiber Glass Systems, Inc. and Subsidiary

                       Consolidated Statement of Income

                         Year Ended December 27, 1996

Net sales                                            $26,256,702

Costs and expenses:
 Cost of sales                                        18,066,657
 Selling, general, and administrative expenses         2,170,199
 Research and development expenses                       376,773
                                                     -----------
                                                      20,613,629
                                                     -----------
Operating income                                       5,643,073

Other income, net                                         72,276
Interest expense                                         567,097
                                                     -----------
Income before income taxes                             5,148,252

Income taxes:
 Federal income taxes - current                        1,983,000
 Federal income taxes - deferred benefit                 (32,263)
 State income taxes - current                            116,401
                                                     -----------
                                                       2,067,138
                                                     -----------

Net income                                           $ 3,081,114
                                                     ===========



See accompanying notes.

                   Fiber Glass Systems, Inc. and Subsidiary

                Consolidated Statement of Stockholders' Equity

                         Year Ended December 27, 1996


                                    COMMON      TREASURY      RETAINED
                                     STOCK        STOCK       EARNINGS      TOTAL
                                  ----------------------------------------------------


Balance at
 December 29, 1995                $5,105,000    $(116,996)    $1,562,511    $6,550,515
  Issuance of treasury stock              --       116,996            --       116,996
  Net income                              --            --     3,081,114     3,081,114
                                  ----------------------------------------------------

Balance at
 December 27, 1996                $5,105,000    $       --    $4,643,625    $9,748,625
                                  ====================================================

See accompanying notes.

                   Fiber Glass Systems, Inc. and Subsidiary

                     Consolidated Statement of Cash Flows

                         Year Ended December 27, 1996


OPERATING ACTIVITIES
Net income                                                      $ 3,081,114
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation                                                      366,155
  Amortization                                                      267,611
  Federal income taxes-deferred benefit                             (32,263)
  Gain on sale of equipment                                          (1,624)
  Increase in receivables                                        (1,507,344)
  Increase in inventories                                           (40,381)
  Increase in prepaid expenses and other current assets            (296,094)
  Decrease in accounts payable                                      (13,323)
  Increase in accrued expenses                                      151,899
                                                                -----------
Net cash provided by operating activities                         1,975,750

INVESTING ACTIVITIES
Proceeds from sale of equipment                                       9,400
Purchase of property, plant, and equipment                       (1,074,704)
                                                                -----------
Net cash used in investing activities                            (1,065,304)

FINANCING ACTIVITIES
Principal payments on long-term debt                             (1,000,000)
Issuance of treasury stock                                          116,996
                                                                -----------
Net cash used in financing activities                              (883,004)
                                                                -----------
Increase in cash and cash equivalents                                27,442

Cash and cash equivalents at beginning of year                      937,651
                                                                -----------

Cash and cash equivalents at end of year                        $   965,093
                                                                ===========


Supplemental cash flow information:
 Interest paid                                                  $   567,097
 Income taxes paid                                                2,268,000

See accompanying notes.

                    Fiber Glass Systems, Inc. and Subsidiary

                  Notes to Consolidated Financial Statements

                               December 27, 1996


1.  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Fiber Glass Systems, Inc. (Company) is a manufacturer of fiberglass reinforced pipe products used primarily for corrosion control in medium-to-high pressure applications of enhanced oil recovery projects. The CompanyOs products are marketed on a worldwide basis. The CompanyOs corporate offices and one plant are located in San Antonio, Texas. The Company maintains another plant in Big Spring, Texas.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, ESTIMATES, AND SOURCES OF SUPPLY

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

FISCAL YEAR

The Company uses a 52-53-week fiscal year.

CASH EQUIVALENTS

Cash equivalents are highly liquid investments with a maturity of three months or less when purchased.

INVENTORIES

Inventories are stated at the lower of cost or market with cost determined using the FIFO (first-in, first-out) method.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment is stated at cost and depreciated over estimated useful lives using the straight-line method.

                    Fiber Glass Systems, Inc. and Subsidiary

                               December 27, 1996


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, ESTIMATES, AND SOURCES OF SUPPLY (CONTINUED)

AMORTIZATION OF GOODWILL

Goodwill is being amortized on a straight-line basis over thirty years.

PRODUCT WARRANTIES

The Company's products are generally under warranty against defects in material and workmanship for a period of one year. Provision for estimated warranty costs is recorded monthly based on sales volumes and is periodically adjusted to reflect actual experience.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations in the period incurred. Equipment used in research and development activities which has alternative uses is capitalized.

INCOME TAXES

Income taxes are recognized for (a) the amount of taxes payable or refundable for the current year, and (b) deferred tax assets and liabilities for the future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured based upon enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Fiber Glass Systems, Inc. and Subsidiary

                               December 27, 1996


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, ESTIMATES, AND SOURCES OF SUPPLY (CONTINUED)

SOURCES OF SUPPLY

The Company currently buys all of its fiberglass, an integral material of its products, from one supplier. The Company has purchased its fiberglass from this supplier, a FortuneE500 company, for a number of years with no interruption in supply. Although there are a limited number of fiberglass suppliers, management believes that other suppliers could provide fiberglass on comparable terms. A change in suppliers, however, could cause a possible loss of sales, which would affect operating results adversely.

3.  LONG-TERM DEBT

The Company has entered into a $7Emillion term loan with a bank. The term loan matures MayE30, 2000. At December 27, 1996, borrowings under the term loan bore interest at a weighted average rate of approximately 9.25%. The term loan contains certain covenants relating to the maintenance of certain financial ratios and net worth requirements. In addition, the CompanyOs inventory, accounts receivable, and property, plant, and equipment are pledged as collateral.

Principal requirements on the term loan as of December 27, 1996 are as follows:

  1997       $1,250,000
  1998        1,500,000
  1999        1,750,000
  2000        1,000,000

In addition, the Company has a $2,000,000 line of credit. The line of credit bears interest at the Eurodollar rate and expires MayE31, 1998. A commitment fee is payable at the rate of one-half of one percent on the unused portion of the line of credit. The line of credit is collateralized by the CompanyOs inventory, accounts receivable, and property, plant, and equipment. No amounts were outstanding under this line of credit at December 27, 1996.

                    Fiber Glass Systems, Inc. and Subsidiary

                               December 27, 1996


4. INCOME TAXES

Deferred income taxes and benefits are provided for temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Temporary differences and the resulting deferred tax assets and liabilities at December 27, 1996 are summarized as follows:

    Deferred tax assets:
       Accrued employee benefits            $ 41,171
       Other                                  19,010
                                            --------

    Total deferred tax assets               $ 60,181
                                            ========

    Deferred tax liabilities:
       Property, plant, and equipment       $392,346
       Inventory                              16,650
       Other                                   7,833
                                            --------

    Total deferred tax liabilities          $416,829
                                            ========

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense for the year ended December 27, 1996 is:

    Tax at U.S. statutory rates - 34%         $1,750,406
    Tax on Foreign Sales Corporation - 34%       225,555
    State income taxes, net of federal
     tax benefit                                 108,018
    Effect of permanent differences,
     primarily amortization of
     nondeductible goodwill                      103,664
    Foreign Sales Corporation benefit           (147,100)
    Other                                         26,595
                                              ----------

                                              $2,067,138
                                              ==========

                    Fiber Glass Systems, Inc. and Subsidiary

                               December 27, 1996


5.  RELATED PARTY TRANSACTIONS

The Company and Vos Groep B. V. (a corporation located in the Netherlands) maintain a distributorship agreement. The distributorship agreement gives Star Fiber Glass Systems B. V. (an affiliate of Vos Groep B. V.) the right to purchase, distribute, and sell certain products of the Company in parts of Europe, Africa, and the Middle East.

At December 27, 1996, accounts receivable due from Star Fiber Glass Systems B.
V. were approximately $950,528. Sales to Star Fiber Glass Systems B. V. were $1,987,224 for the year ended December 27, 1996.

6.  EMPLOYEE BENEFITS

The Company maintains a 401(k) plan (Plan) covering all eligible employees. An employee is considered eligible to participate in the Plan if he or she is at least 21 years of age and has completed one year of service, as defined in the Plan. For any plan year (JanuaryE1 to DecemberE31), a participant may elect to contribute from 1% to 15% of his or her earnings subject to limits set forth in the Plan. Per the plan document, the Company makes matching contributions on the first 6% of each participantOs compensation. The method for calculating the matching contributions is based on earnings before depreciation expense and income taxes. Additionally, the Company may make a discretionary contribution for each plan year. The CompanyOs matching contribution for the year ended December 27 was $92,470. The Company did not make a discretionary contribution in the year ended December 27, 1996.

7.  SIGNIFICANT CUSTOMERS

Three customers accounted for approximately $16,286,000 of net sales during the year ended December 27, 1996.

                                                                       ITEM 7(b)
                          TUBOSCOPE/FIBERGLASS SYSTEMS
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                          TUBOSCOPE/
                                                                          FIBERGLASS       TUBOSCOPE/
                                           FIBER GLASS                    PRO FORMA       FIBER GLASS
                                             SYSTEMS       TUBOSCOPE     ACQUISITION       PRO FORMA
                                            HISTORICAL    HISTORICAL    ADJUSTMENTS(2)   CONSOLIDATION
                                           ------------   -----------   --------------   --------------
ASSETS
----------------------------------------
Current assets:
 Cash and cash equivalents                     $   965      $ 10,407                          $ 11,372
 Accounts receivable, net                        3,904        96,083                            99,987
 Inventory, net                                  1,668        47,170                            48,838
 Deferred federal income                            60           776                               836
 Prepaid expenses and                              322        11,797                            12,119
                                               -------      --------        -------           --------
   Total current assets                          6,919       166,233                           173,152

Property and equipment                           3,743       240,939        $   800            245,482
Accumulated depreciation and
 amortization                                     (681)      (59,559)                          (60,240)
                                               -------      --------        -------           --------
  Net property and equipment                     3,062       181,380            800            185,242

Identified intangibles, net                         --        22,583                            22,583
Goodwill, net                                    6,809       132,125         22,119            161,053
Other assets, net                                   96         2,844                             2,940
                                               -------      --------        -------           --------
   Total assets                                $16,886      $505,165        $22,919           $544,970
                                               =======      ========        =======           ========
LIABILITIES AND EQUITY
----------------------------------------
Current liabilities:
 Accounts payable                              $   713      $ 28,896                          $ 29,609
 Accrued liabilities                               507        41,554                            42,061
 Federal and foreign income taxes payable           --         4,876                             4,876
 Current portion of long-term debt               1,250        16,514                            17,764
                                               -------      --------        -------           --------
   Total current liabilities                     2,470        91,840                            94,310

Long-term debt                                   4,250       168,229        $ 1,262            173,741
Pension liabilities                                 --         9,846                             9,846
Deferred taxes payable                             417        15,364                            15,781
Other liabilities                                   --           984                               984
                                               -------      --------        -------           --------
   Total liabilities                             7,137       286,263          1,262            294,662

Common stockholders' equity:
 Common stock                                    5,105           416         (5,081)               440
 Paid-in capital                                    --       261,932         31,382            293,314
 Retained earnings (deficit)                     4,644       (42,949)        (4,644)           (42,949)
 Cumulative translation adjustment                  --          (497)                             (497)
                                               -------      --------        -------           --------
   Total common stockholders' equity             9,749       218,902         21,657            250,308
                                               -------      --------        -------           --------
   Total liabilities and equity                $16,886      $505,165        $22,919           $544,970
                                               =======      ========        =======           ========

                          TUBOSCOPE/FIBERGLASS SYSTEMS
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

                                                      TWELVE MONTHS ENDED DECEMBER 31, 1996
                                           -----------------------------------------------------------
                                                   HISTORICAL
                                           ---------------------------    PRO FORMA       PRO FORMA
                                           FIBER GLASS                   ACQUISITION     ACQUISITION
                                             SYSTEMS       TUBOSCOPE     ADJUSTMENTS    CONSOLIDATION
                                           ------------   ------------   ------------   --------------
Revenue                                        $26,257    $   341,431    $                $   367,688
Cost of sales                                   18,067        243,854            553 (3)      262,474
                                               -------    -----------    -----------       ----------
Gross profit                                     8,190         97,577           (553)         105,214

Selling, general, and administrative
 costs                                           2,547         42,257                          44,804


Write-off assets                                    --         65,295                          65,295

Drexel transaction costs                            --         11,306                          11,306
                                               -------    -----------    -----------       ----------

Operating Profit                                 5,643        (21,281)          (553)         (16,191)

Interest expense                                   567         13,414             95 (4)       14,076
Other expense (income)                             (72)           293                             221
                                               -------    -----------    -----------       ----------

Income before income taxes                       5,148        (34,988)          (648)         (30,488)
Provision for income taxes                       2,067          8,238           (253)(5)       10,052
                                               -------    -----------     ----------      -----------

Net income before extraordinary loss           $ 3,081    $   (43,226)    $     (395)     $   (40,540)
                                               =======    ===========     ==========      ===========


Net income per share                                      $     (1.17)                    $     (1.03)
                                                          ===========                     ===========

Weighted average shares                                    36,809,126      2,415,858       39,224,984
                                                          ===========     ==========      ===========

Depreciation and amortization                  $   634    $    17,606     $      553      $    18,793
                                               =======    ===========     ==========      ===========

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) Basis of Presentation - The Unaudited Pro Forma Condensed Combined Financial Statements are presented to give pro forma effect to the acquisition of Fiber Glass Systems, Inc. ("FGS") for an aggregate purchase price of $31,406,154, including an earn-out provision of $9,797,355. Upon consummation of the acquisition, the outstanding shares of capital stock of FGS were converted into the right to receive (i) 1,689,542 shares of Common Stock of Tuboscope Vetco International Corporation (the "Company") and $906,869 in cash and (ii) up to an additional 726,316 shares of Common Stock of the Company and $355,260 in cash, contingent upon the realization of certain earnout provisions. For purposes of these pro forma statements, the full earn-out has been assumed.

     The purchase method of accounting has been used in preparing the Unaudited Pro Forma Condensed Combined Financial Statements of the Company with respect to the acquisition of FGS. The statement of operations for the fiscal year ended December 31, 1996, combines the results of operations for Tuboscope's fiscal year ended December 31, 1996 with FGS results for the same period. Purchase accounting values have been assigned on a preliminary basis and will be adjusted upon the completion of a valuation study.

(2) To record Tuboscope's purchase of FGS for $31,406,154. The purchase price included 2,415,858 shares of Common Stock of the Company valued at $13.00 per share and cash consideration of $1,262,000. Adjustments to assets include the estimated step-up of fixed assets of $800,000 and goodwill of $22,119,000 represented by the excess purchase price over the estimated fair market value of net tangible assets. Adjustments to liabilities and equity include the $1,262,000 payment as an increase in the revolving credit facility, the elimination of FGS' equity accounts, and the issuance of 2,415,858 shares of Common Stock valued at $13.00 per share.

(3) To record additional amortization on goodwill resulting from the allocation of the purchase price of FGS. Goodwill is amortized over 40 years based on estimated economic life. The amortization period is consistent with that used by Tuboscope and various other companies in the oilfield industry.

(4) To record additional interest expense on debt related to the purchase price.

(5)  To reflect the tax effect on the pro forma adjustments.

                          EXHIBIT INDEX TO FORM 8-K/A


                                                            Sequentially
Exhibit No.         Description                             Numbered Page
23.1                Consent of Ernst & Young LLP                 19